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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 25, 2002

                           MICROSTRATEGY INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                   0-24435                    51-0323571
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(State or Other Jurisdiction       (Commission              (I.R.S. Employer
     of Incorporation)             File Numbers)           Identification No.)

                1861 International Drive
                    McLean, Virginia                             22102
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       (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code: (703) 848-8600
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__________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

         On July 30, 2002, MicroStrategy Incorporated (the "Company") issued a press release announcing new corporate developments, including (a) the Company's operating results for the period ending June 30, 2002, (b) the implementation of a one-for-ten reverse split of the Company's issued and outstanding shares of Class A common stock and Class B common stock, and (c) the refinancing of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), Series C Convertible Preferred Stock (the "Series C Preferred Stock") and Series D Convertible Preferred Stock (the "Series D Preferred Stock"). A copy of this press release is attached hereto as Exhibit 99.1. In addition, the Company established a credit facility with Bank of America, N.A. ("Bank of America"), replacing the Company's existing credit facility with Foothill Capital Corporation ("Foothill").

         The Company has implemented a reverse stock split at the ratio of one-for-ten, effective at 5:00 p.m. on July 30, 2002. Beginning on Wednesday, July 31, 2002, the Company's Class A common stock will trade under the split adjustment with the interim ticker symbol "MSTRD." After 20 trading days, the Company expects that its ticker symbol will revert back to "MSTR." The reverse stock split will reduce the number of shares of Class A common stock outstanding from approximately 58.6 million to 5.86 million and the number of shares of Class B common stock outstanding from approximately 46.4 million to 4.64 million. The Company's outstanding Warrants to purchase an aggregate of 1,896,980 shares of Class A Common Stock, with an exercise price per share of $40.00 (the "Warrants"), listed on the Nasdaq National Market under the trading symbol "MSTRW," automatically adjust in the event of a reverse stock split. As a result of this adjustment, the aggregate number of shares for which the Warrants are exercisable will become approximately 189,698 shares and the exercise price per share will become $400.00.

         A copy of the Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, effecting the reverse stock split is attached hereto as Exhibit 4.1.

         On July 30, 2002, the Company entered into agreements with all of the holders of its Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, pursuant to which the Company agreed to redeem or exchange all of its outstanding Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock totaling $75.5 million in stated value for the following consideration:

           .   $10 million in cash;

           . $5 million in promissory notes which will bear interest at a rate of 7.5% per annum, payable semi-annually;

           . 13,930,457 shares of Class A common stock (or 1,393,045 shares on a post-split basis); and

           . $20.95 million stated value in Series F Convertible Preferred Stock (the "Series F Preferred Stock").

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         The $20.95 million stated value of Series F Preferred Stock will be converted into Class A common stock at a fixed conversion price of $1.50 per share, resulting in a total of 13,971,743 shares of Class A common stock issuable upon the conversion of the Series F Preferred Stock (or 1,397,174 shares on a post-split basis). The conversion price is not subject to any resets or other adjustments (other than with respect to stock splits and similar transactions). The Series F Preferred Stock has a two-year maturity and will not pay dividends. At maturity, the Series F Preferred stock mandatorily converts into Class A common stock at the fixed conversion price of $1.50 per share. As part of the refinancing, the preferred holders have agreed to certain trading limitations on the Class A common stock issuable in the exchange until the first anniversary of the closing or the occurrence of certain specified events.

         Dividends that would have otherwise accrued at the rate of 12.5% for the $33.125 million stated value of Series B Preferred Stock and the $27.825 million stated value of Series C Preferred Stock have been eliminated. This is expected to save the company $7.6 million in dividends per year that would have otherwise been paid out in cash or in Class A common stock. Additionally, the approximately 2.9 million shares of Class A common stock (or approximately 290,000 shares on a post-split basis) that would have been issued upon conversion of the $14.511 million stated value of Series D Preferred Stock at the $5.00 conversion price have also been eliminated as part of the overall restructuring transaction.

         The transaction is subject to certain closing conditions, and is expected to be completed prior to the end of September 2002. The terms of the refinancing, the Series F Preferred Stock and the promissory notes are more fully set forth in the Second Redemption and Exchange Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3.

         On July 25, 2002, the Company and certain of its subsidiaries entered into a security agreement with Bank of America (the "Security Agreement"), and, on July 29, 2002, terminated its existing credit facility with Foothill. Under the Security Agreement, Bank of America will issue letters of credit for the benefit of the Company, with the Company's obligations secured by cash collateral equal to the balance of the outstanding letters of credit. The terms of the Security Agreement are more fully set forth in the Security Agreement attached hereto as Exhibit 10.6.

Exhibit  Description

4.1 Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, dated July 30, 2002

10.1 Second Redemption and Exchange Agreement, dated as of July 30, 2002, by and among the Company, Fisher Capital Ltd. and Wingate Capital Ltd.

10.2 Second Redemption and Exchange Agreement, dated as of July 30, 2002, by and between the Company and HFTP Investment L.L.C.

10.3 Second Redemption and Exchange Agreement, dated as of July 30, 2002, by and between the Company and Leonardo, L.P.

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10.4     Form of Certificate of Designations, Preferences and Rights of the
         Series F Convertible Preferred Stock of the Company (Exhibit A to Exhibits 10.1 and 10.3 hereto)

10.5 Form of Promissory Note (Exhibit B to Exhibits 10.1 and 10.3 hereto and Exhibit A to Exhibit 10.2 hereto)

10.6 Security Agreement, dated July 25, 2002, by and between the Company and Bank of America

99.1     Press Release of the Company dated July 30, 2002

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 31, 2002              MicroStrategy Incorporated
                                        (Registrant)

                                  By:       /s/ Eric F. Brown
                                          -------------------------------------
                                  Name:   Eric F. Brown
                                  Title:  President and Chief Financial Officer

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